EXHIBIT 10(c)22

BASE SALARIES OF NAMED EXECUTIVE OFFICERS

GEORGIA POWER COMPANY

Effective as of March 1, 2008 the following are the annual base salaries of the Chief Executive Officer, Chief Financial Officer and certain other executive officers of Georgia Power Company (the “Company”).

Michael D. Garrett President and Chief Executive Officer	$695,402
Cliff S. Thrasher Executive Vice President, Chief Financial Officer and Treasurer	$282,366
Christopher C. Womack Senior Vice President	$336,616
James H. Miller, III Senior Vice President and General Counsel	$336,137
Mickey A. Brown Executive Vice President	$363,253